UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  February 2, 2016

ONEPOWER SYSTEMS LTD.
(Exact name of registrant as specified in its chapter)

Nevada	333-185176	Pending
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Ain El-Mraisseh
73 Bliss Street, Qoreitem Bldg, 3rd floor
Beirut-Lebanon
(Address of principal executive offices)

Registrant’s telephone number, including area code  1-866-906-7983

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Onepower systems

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01.

Changes in Registrant’s Certifying Accountant.

(a)

Previous independent accountants

(i)

On December 31, 2015, Kyle L. Tingle, CPA, LLC (“Tingle”) resigned as the independent accountants of Onepower systems. Tingle resigned due to the fact Tingle was precluded from performing the audit for November 30, 2015 as a result of auditing the prior five years of financial statements.

(ii)

The report of Tingle on the financial statements for the five fiscal years ended November 30, 2010, 2011, 2012, 2013 and 2014 contained an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern.

(iii)

Onepower’s Board of Directors did not recommend the decision to change independent accountants.

(iv)

In connection with its audits for the fiscal years November 30, 2010, 2011, 2012, 2013 and 2014, and through December 31, 2015, there have been no disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b)

New independent accountants

Onepower has engaged K. R. Margetson Ltd., Chartered Accountant as its new independent registered public accounting firm as of February 2, 2016.  During the two  years ended  November 30, 2013 and 2014 and through February 2,  2016, Onepower  has not consulted with K. R. Margetson Ltd., Chartered Accountant regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on Onepower ’s financial statements; (iii) any written or oral advice that may have been provided to Onepower , which may have been an important factor considered by Onepower  in reaching a decision as to the accounting, auditing or financial reporting issue; or (iv) any matter that was the subject of a disagreement or event.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description
16	Letter to Securities and Exchange Commission dated December 31, 2015 from Kyle L. Tingle, CPA, LLC regarding change in certifying accountant.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Onepower systems has caused this report to be signed on its behalf by the undersigned duly authorized person.

ONEPOWER SYSTEMS

Dated:  February 2, 2016

By:  /s/ Soha Hamdan

        Soha Hamdan - CFO